EXHIBIT 14(b)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions “Independent Auditors” and “Due Diligence Regarding Tax Returns” in the Proxy Statement/Prospectus and “Turner Independent Auditors” in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 1 to the Registration Statement (Form N-14) (No. 333-87286) of the Turner Funds of our report dated November 8, 1999, included in the 1999 annual report to shareholders of the Turner Large Cap Growth Equity Fund.

Philadelphia, Pennsylvania September 3, 2002